EXHIBIT 15

August 2, 2018

U.S. Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

RE:	Alcoa Corporation

Commissioners:

We are aware that our report dated August 2, 2018 on our review of interim financial information of Alcoa Corporation and its subsidiaries (Alcoa Corporation), which appears in this Quarterly Report on Form 10-Q, is incorporated by reference in the Registration Statements on Form S-8 (Nos. 333-214420, 333-214423, and 333-218038) of Alcoa Corporation.

Very truly yours,

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania